                      AMENDMENT TO STOCK OPTION AGREEMENT


     THIS AMENDMENT TO STOCK OPTION AGREEMENT (herein referred to as the "Pricing Amendment") is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation ("DCRI"), and M. Ted Dillard (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, DCRI has heretofore granted one or more stock options (herein collectively referred to as the "Existing Options") to the Employee pursuant to which the Employee is entitled to purchase 87,667 shares of common stock (the "Common Stock") pursuant to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan and/or the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan; and

     WHEREAS, the Compensation Committee and the Board of Directors of the Company have approved the repricing of all of the Existing Options which involve an option price for shares of the Common Stock which exceeds $5.125 per share (the "Repriced Options"); and

     WHEREAS, the purpose of this Amendment Agreement is to document the aforementioned repricing action.

     NOW THEREFORE, for good and valuable consideration received, the parties hereto do contract and agree as follows:

     1. Effective as of October 23, 1998, all of the Repriced Options shall have an option price which shall be $5.125.

     2. Assuming that the Employee has the right to do so, none of the Existing Options may be exercised, in whole or in part, prior to October 23, 1999.

     3. Except as set forth herein, the terms and conditions of the Existing Options, as amended to date, are not amended or revised and remain in full force and effect.

     IN WITNESS WHEREOF, this Pricing Amendment is dated and effective as of October 23, 1998.

                                   DIVERSIFIED CORPORATE RESOURCES, INC.



                                   By:
                                        M. Ted Dillard, President


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                            UNANIMOUS CONSENT OF THE
           BOARD OF DIRECTORS OF DIVERSIFIED CORPORATE RESOURCES, INC.
                          IN LIEU OF A SPECIAL MEETING
                           OF THE BOARD OF DIRECTORS

                            Dated as of June 5, 1998

    Pursuant to the authority contained in Article 9.10.B of the Texas Business Corporation Act, as amended, the undersigned, being all of the duly elected and qualified members of the board of directors (the "Board") of Diversified Corporate Resources, Inc., a Texas corporation (the "Corporation" or the "Company"), do hereby consent that when all the directors have signed this unanimous consent or an exact counterpart hereof, each of which counterparts, when taken together shall constitute but one and only one consent, the following resolutions shall be passed and adopted as resolutions of the board of directors of the Corporation with the same force and effect as a unanimous vote of the directors of the Corporation at a duly called and held meeting of the board of directors of the Corporation called for the purpose of acting upon proposals to adopt the following resolutions:

        RESOLVED, that the resolutions set forth on Exhibit A are approved and adopted in all respects by the Board of Directors of the Corporation.

        EXECUTED as of the date first above written.

J. Michael Moore, Director             M. Ted Dillard, Director


A. Clinton Allen, Director             Deborah A. Farrington, Director


Samuel E. Hunter, Director

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                                   EXHIBIT A

    Section 8 of Article II of the Company's Bylaws is hereby amended by adding to the end thereof the following:

        "A proxy that is submitted by a broker or dealer that relates to shares of stock held by a shareholder through such broker or dealer or otherwise by such broker or dealer and does not indicate a vote of such stock on a given matter (a "Broker Non-Vote") shall be counted for quorum purposes, but shall not be counted as a vote for or against such matter or as an abstention with respect to such matter."